EXHIBIT 21.1

                     GERBER SCIENTIFIC, INC.
                 SUBSIDIARIES OF THE REGISTRANT

                                                      State or
                                                   Jurisdiction of
                                                  Incorporation or
                  Subsidiary                        Organization
 --------------------------------------------     -----------------

Gerber Technology, Inc.                            Connecticut
  Gerber Technology, Ltd.                          Canada
  Gerber Technology Pty., Ltd.                     Australia
  GT International (NZ), Ltd.                      New Zealand
  Gerber Technology, Ltd.                          Hong Kong
  GGT International de Mexico, SA de CV            Mexico
  Gerber Technology GmbH                           Germany
  Gerber Technology S.R.L.                         Italy
  Gerber Technology NV/SA                          Belgium
  Gerber Technology SARL                           France
  Gerber Technology AB                             Sweden
  Gerber Technology, Ltd.                          United Kingdom
  Gerber Technology A/S                            Denmark
  Gerber Technology LDA                            Portugal
  Gerber Technology Venture Company                Connecticut
  Shanghai Gerber Technology Service, Inc.         China
  Gerbertec Maroc SARL                             Morocco
  Cutting Edge Automated Systems Pty., Ltd.        Australia

Gerber Scientific Products, Inc.                   Connecticut

Gerber Coburn Optical, Inc.                        Connecticut
  Gerber Coburn Optical (Australia) Pty., Ltd.     Australia
  Gerber Coburn Optical (Singapore) Pte., Ltd.     Singapore
  Gerber Coburn Optical (U.K.), Ltd.               United Kingdom
  Stereo Optical Company, Inc.                     Illinois
  Gerber Coburn Optical International, Inc.        Delaware
  Gerber Coburn Optical of Canada, Ltd.            Canada

Spandex PLC                                        United Kingdom
  H. Brunner GmbH                                  Germany
  Ultramark Adhesive Products Ltd.                 United Kingdom
  Spandex Benelux NV SA                            Belgium
  Spandex France SA                                France
  Spandex AG                                       Switzerland
  Spandex Kft                                      Hungary
  Spandex Syndicut Sro                             Czech Republic
  ND Graphics Products, Inc.                       Delaware
  Spandex GmbH                                     Germany
  Spandex Benelux BV                               Holland
  Spandex Espana SA                                Spain
  Spandex Srl                                      Italy
  Spandex Canada, Inc.                             Canada
  ND Graphic Products Ltd.                         Canada
  ND Graphics Ltd.                                 Canada
  Spandex GmbH                                     Austria
  Spandex Unifol Sro                               Slovakia
  SD Trading OY                                    Finland
  Lars Lindquist Trading AB                        Sweden
  Spandex Asia Pacific Pty. Ltd.                   Australia
  Spandex Asia Pacific Ltd.                        New Zealand
  R&D Marketing Aktiebolag                         Sweden
  Spandex Finland Ltd.                             Finland

Gerber Venture Capital Corporation                 Delaware

Gerber Foreign Sales Corporation                   U.S. Virgin
                                                   Islands

Other subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of April 30, 2000 and are not listed above.